SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    November 17, 2008

PATIENT PORTAL TECHNOLOGIES, INC.
(Exact Name of Registrant As Specified In Its Charter)

DELAWARE	333-107826	02-0656132
(State of Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8276 Willett Parkway, Baldwinsville, NY	13027
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (315) 638-6708

     The following Amended Current Report under Section 13 or 15(d) of the  Securities Exchange Act of 1934 is filed pursuant to Rule 13a-ll or Rule 15d-11:

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 18, 2008 the Company will file a restated From 10K for fiscal year 2007 due to accounting errors that were made in the following areas: 1. Properly accounting for the initial reverse acquisition of Patient Portal Technologies, Inc by Patient Portal Connect, Inc.; 2. Changing from the cash method to the accrual method for certain revenue transactions; 3. Accounting for the preferred conversion feature and the issuance of warrants as part of the Dutchess Capital financing transaction previously disclosed in  SEC filings; 4. Accounting for certain investments under the cost method of accounting; 5. Correcting some aspects of the business combination accounting for TB &A; and 6. Correcting minor errors associated in the number of shares issued during the accounting period.

These corrections impacted fiscal years ended December 31, 2006 and 2007. As a result of these corrections it was necessary to also restate the Company’s first and second quarter 10Q filings as well.

SIGNATURES

Pursuant  to the  Requirements  of the  Securities  Exchange  Act of  1934,  the Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

DATED: November 17, 2008	PATIENT PORTAL TECHNOLOGIES, INC.

	By:	/s/ Kevin Kelly
Kevin Kelly
President